UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 14, 2012

NorthStar Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54671	26-4141646
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

399 Park Avenue, 18th Floor, New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Origination of a First Mortgage Loan

On December 14, 2012, NorthStar Real Estate Income Trust, Inc. (the “Company”), through a subsidiary, directly originated a $12.5 million first mortgage loan (the “Senior Loan”), secured by a 230,220 square foot unoccupied warehouse uniquely located on the waterfront in the Red Hook section of Brooklyn, New York (the “Property”).  The Property was recently re-zoned as a mixed-use residential property.  The borrower invested approximately $20 million of equity capital subordinate to the Senior Loan at the time of closing and intends to build out the Property into 70 units of residential condominiums with approximately 36,000 square feet of retail space and an on-site indoor parking garage.

The Senior Loan bears interest at a floating rate of 9.75% over the one-month London Interbank Offered Rate (the “LIBOR Rate”), but at no point shall the LIBOR Rate be less than 0.25%, resulting in a minimum interest rate of 10.0% per annum.  The Company earned an upfront fee equal to 1.0% of the Senior Loan and will earn a fee equal to 1.0% of the outstanding principal amount at the time of repayment.

The initial term of the Senior Loan is 12 months with three, six-month extension options subject to the satisfaction of certain performance tests and the borrower paying a fee equal to 0.25% of the amount being extended for the second and third extension option.

Satisfaction of a First Mortgage Loan

On December 19, 2012, a $4.75 million first mortgage loan (the “Loan”), secured by 162-unit multifamily property located in San Marcos, Texas, was paid off by the borrower at par.  From the original closing date of March 30, 2011 until June 2012, the Company earned an unleveraged 8.1% weighted average return on equity from the Loan.  From June 2012 until repayment, the Company earned a leveraged 21.6% weighted average return on equity from the Loan.  Over the entire investment term the Company earned an 11.0 % weighted average return on equity, inclusive of fees.

Safe Harbor Statement

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should” and similar expressions.  These statements are based on the Company’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward looking statements; the Company can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the borrower’s ability to perform under the terms of the Senior Loan, the borrower’s ability to successfully build out the Property, future property value, income-producing ability, impact of any losses on cash flows and returns, market rental rates, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, ability to achieve targeted returns, generally accepted accounting principles and policies and rules applicable to REITs.

Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and its other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REAL ESTATE INCOME TRUST, INC.

Date: January 14, 2013	By:	/s/ Ronald J. Lieberman
Ronald J. Lieberman
General Counsel and Secretary